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                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                      NATIONAL TRANSACTION NETWORK, INC.,

                              IVI CHECKMATE CORP.,

                               IVI CHECKMATE INC.

                                      AND

                                NTN MERGER CORP.

                                  DATED AS OF

                                 July 20, 1999



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                               TABLE OF CONTENTS

                                   ARTICLE I

                                   The Merger

 Section 1.1  Company Action...............................................    2
         1.2  The Merger...................................................    2
         1.3  Conversion of Shares.........................................    2
         1.4  Exchange Procedures..........................................    3
         1.5  Dissenting Shares............................................    4
         1.6  Stock Options................................................    4

                                   ARTICLE II

                           The Surviving Corporation

 Section 2.1  Certificate of Incorporation.................................    4
         2.2  Bylaws.......................................................    4
         2.3  Directors and Officers.......................................    4

                                  ARTICLE III

                 Representations and Warranties of the Company

 Section 3.1  Corporate Existence and Power................................    5
         3.2  Corporate Authorization......................................    5
         3.3  Governmental Authorization...................................    5
         3.4  Non-Contravention............................................    5
         3.5  Capitalization...............................................    5
         3.6  SEC Filings..................................................    5
         3.7  Financial Statements.........................................    6
         3.8  Disclosure Documents.........................................    6
         3.9  Finders' and Bankers' Fees...................................    6
         3.10 Opinion of Financial Advisor.................................    6

                                   ARTICLE IV

                   Representations and Warranties of IVI Corp

 Section 4.1  Corporate Existence and Power................................    6
         4.2  Corporate Authorization......................................    6
         4.3  Governmental Authorization...................................    7
         4.4  Capitalization...............................................    7
         4.5  Non-Contravention............................................    7
         4.6  Disclosure Documents.........................................    7
         4.7  Finders' and Bankers' Fees...................................    7
         4.8  SEC Filings..................................................    8

                                   ARTICLE V

        Representations and Warranties of IVI Inc. and Merger Subsidiary

 Section 5.1  Corporate Existence and Power................................    8
         5.2  Corporate Authorization......................................    8
         5.3  Governmental Authorization...................................    8
         5.4  Non-Contravention............................................    8
         5.5  Disclosure Documents.........................................    8
         5.6  Finders' and Bankers' Fees...................................    9

                                   ARTICLE VI

                            Covenants of the Company

  Section 6.1  Conduct of the Company....................................    9
          6.2  Stockholder Meeting; Proxy Statement Material.............   10
          6.3  Access to Information.....................................   10
          6.4  Other Potential Bidders...................................   10
          6.5  Notices of Certain Events.................................   10

                                  ARTICLE VII

                               Covenants of Buyer

  Section 7.1  Voting of Shares..........................................   10
          7.2  Director and Officer Liability............................   11
          7.3  Notices of Certain Events.................................   11

                                  ARTICLE VIII

                       Covenants of Buyer and the Company

  Section 8.1  Reasonable Efforts........................................   11
          8.2  Certain Filings...........................................   11
          8.3  Public Announcements......................................   11
          8.4  Further Assurances........................................   11
          8.5  Registration Statement; Company Proxy Statement...........   12

                                   ARTICLE IX

                            Conditions to the Merger

  Section 9.1  Conditions to the Obligations of Each Party...............   12
          9.2  Additional Conditions to the Obligations of Buyer and
                Merger Subsidiary........................................   13
          9.3  Additional Conditions to the Obligations of the Company...   13

                                   ARTICLE X

                                  Termination

 Section 10.1  Termination...............................................   14
         10.2  Effect of Termination.....................................   14

                                   ARTICLE XI

                                 Miscellaneous

 Section 11.1  Definitions...............................................   15
         11.2  Notices...................................................   17
         11.3  No Survival of Representations and Warranties.............   17
         11.4  Amendments; No Waivers....................................   17
         11.5  Fees and Expenses.........................................   18
         11.6  Successors and Assigns....................................   18
         11.7  Governing Law.............................................   18
         11.8  Severability..............................................   18
         11.9  Captions..................................................   18
         11.10 Interpretations...........................................   18
         11.11 Counterparts; Effectiveness...............................   18

                          AGREEMENT AND PLAN OF MERGER

   THIS AGREEMENT AND PLAN OF MERGER is made as of July 20, 1999, by and among NATIONAL TRANSACTION NETWORK, INC., a Delaware corporation (the "Company"), IVI CHECKMATE CORP., a Delaware corporation ("IVI Corp."), IVI CHECKMATE INC., a Georgia corporation and wholly-owned subsidiary of IVI Corp. ("IVI Inc.") (IVI Corp. and IVI Inc. are sometimes referred to collectively as "Buyer"), and NTN MERGER CORP., a Delaware corporation and wholly-owned subsidiary of IVI Inc. ("Merger Subsidiary").

                                    WHEREAS:

   A. The authorized capital stock of the Company consists of (i) 20,000,000 shares of common stock, $.15 par value (the "Company Common Stock"), of which 3,325,468 shares were issued and outstanding as of the close of business on July 23, 1999, and (ii) 5,000,000 shares of preferred stock, $.10 par value (the "Company Preferred Stock"), none of which shares are issued and outstanding as of the date hereof.

   B. IVI Inc. currently owns, and immediately prior to the Effective Time (as defined herein) will own, 2,726,440 shares of Company Common Stock representing approximately 82.0% of the total issued and outstanding Company Common Stock.

   C. A special negotiating committee of the Board of Directors of the Company, appointed on January 8, 1999 and comprised of the sole director who is neither a member of management of the Company nor affiliated with Buyer or any Affiliate, as defined herein, of Buyer (other than the Company) (the "Special Committee"), has determined that the Merger, as defined herein, is fair to and in the best interests of the stockholders of the Company other than Buyer (the "Public Stockholders") and has approved this Agreement and recommends its approval and adoption by the Board of Directors of the Company.

   D. The Board of Directors of the Company, based in part on the recommendation of the Special Committee, has determined that the Merger is fair and in the best interests of the Public Stockholders and has resolved to approve and adopt this Agreement and the transactions contemplated hereby and, subject to the terms and conditions set forth herein, to recommend the approval and adoption of this Agreement and the Merger by the stockholders of the Company.

   E. The Board of Directors of the Company, IVI Corp., IVI Inc. and Merger Subsidiary each have approved the merger of Merger Subsidiary with and into the Company (the "Merger") in accordance with the Delaware General Corporation Law (the "DGCL") with respect to the Company, IVI Corp. and Merger Subsidiary, and the Georgia Business Corporation Code (the "GBCC") with respect to IVI Inc., and the terms and conditions provided below, pursuant to which each Share, as defined herein (other than Shares held by the Company as treasury stock, Shares owned by Buyer immediately prior to the Effective Time and Shares as to which appraisal rights have been perfected), shall be converted into the right to receive the Merger Consideration.

   F. Certain capitalized terms used herein are defined in Section 10.1.

   NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   The Merger

   Section 1.1 Company Action. The Company represents that its Board of Directors, at a meeting duly called and held and acting, in part, on the unanimous recommendation of the Special Committee, has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Public Stockholders, (ii) unanimously approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) unanimously resolved to recommend approval of this Agreement and the transactions contemplated hereby; including the Merger, by the Company's stockholders, provided, that such recommendation may be withdrawn, modified or amended by the Board of Directors of the Company if the Board deems such withdrawal, modification or amendment necessary in light of its fiduciary obligations to the Company's stockholders after consultation with counsel.

   Section 1.2 The Merger.

   (a) At the Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the Surviving Corporation, as defined herein.

   (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary shall file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as such certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in such certificate of merger (the "Effective Time").

   (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, liabilities and duties of the Company and Merger Subsidiary, all as provided under the DGCL.

   Section 1.3 Conversion of Shares. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or stockholder:

   (a) the shares (excluding shares held by the Company or by Buyer or any of its subsidiaries, in each case other than in a fiduciary capacity ("Non-Public Shares"), and excluding shares held by Public Stockholders who perfect their statutory dissenters' rights as provided in Section 1.5) of Company Common Stock (each a "Share" and collectively the "Shares") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for the right to receive the number of shares of the common stock, $.01 par value, of IVI Corp. ("IVI Common Stock") that would be equal to $.30 multiplied by the number of Shares (excluding Non-Public Shares) issued and outstanding immediately prior to the Effective Time, as provided in Section 1.4 (the "Merger Consideration"). For purposes of this calculation, the number of shares of IVI Common Stock to be issued in exchange for the Shares shall be calculated pursuant to a valuation determined by a base period trading price (the "Base Period Trading Price"), which shall mean the average of the daily closing price for shares of IVI Common Stock for the twenty (20) consecutive full trading days on which such shares are actually traded on the Nasdaq National Market ending at the close of trading on the second trading day immediately preceding the Effective Time;

   (b) each Share of Company Common Stock held as Non-Public Shares immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor;

   (c) each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into one share of the common stock of the Surviving Corporation;

   (d) holders of Shares shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive (i) any dividend or other distribution with respect to such Company Common Stock with a record date occurring prior to the date hereof and (ii) the Merger Consideration provided under this Section 1.3. After the Effective Time, there shall be no transfers on the share transfer books of the Company or the Surviving Corporation of shares of Company Common Stock; and

   (e) notwithstanding any other provision hereof, no fractional shares of IVI Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Buyer shall pay to each holder of Company Common Stock who would otherwise be entitled to a fractional share of IVI Common Stock an amount in cash (without interest) determined by multiplying such fraction by the Base Period Trading Price.

   Section 1.4 Exchange Procedures.

   (a) At or prior to the Effective Time, the Company shall appoint First Union National Bank as agent (the "Exchange Agent") for the purpose of exchanging certificates representing Shares ("Old Certificates") for the Merger Consideration. At or prior to the Effective Time, Buyer shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Old Certificates, for exchange in accordance with this Section 1.4, certificates representing the shares of IVI Common Stock ("New Certificates") and an estimated amount of cash (such New Certificates and cash, together with any dividends or distributions with respect thereto (without any interest thereon), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to Section 1.3 in exchange for outstanding Shares.

   (b) As promptly as practicable after the Effective Time, Buyer shall send or cause to be sent to each former holder of record of Shares immediately prior to the Effective Time transmittal materials for use in exchanging such holder's Old Certificates for the Merger Consideration. Buyer shall cause the New Certificates representing shares of IVI Common Stock into which a holder's Shares are converted at the Effective Time, together with any check in respect of any fractional share interests or dividends or distributions which such stockholder shall be entitled to receive, to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such Shares (or an affidavit and indemnity in form reasonably satisfactory to Buyer and the Exchange Agent if any of such certificates are lost, stolen or destroyed) owned by such holder. No interest will be paid on any such cash to be paid pursuant to this Section 1 upon such delivery.

   (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

   (d) No dividends or other distributions with respect to IVI Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Company Common Stock converted in the Merger into the right to receive shares of such IVI Common Stock until the holder thereof shall surrender such Old Certificate in accordance with this Section 1.4. After the surrender of an Old Certificate in accordance with this Section 1.4, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of IVI Common Stock represented by such Old Certificate.

   (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for twelve months after the Effective Time shall be paid to Buyer. Any stockholders of the Company who have not theretofore complied with this Section 1.4 shall thereafter look only to Buyer for payment of the shares of IVI Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on the IVI Common Stock deliverable in respect of each share of Company Common Stock such holder of Shares holds as determined pursuant to this Agreement, in each case without any interest thereon. Any amounts remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable Law, become the property of the Buyer free and clear of any claims or interest of any Person previously entitled thereto; provided, however, that nothing herein shall limit the obligations of the Buyer under Section 1.4(b).

   Section 1.5 Dissenting Shares. Notwithstanding Section 1.3, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Section 262 of the DGCL shall not be converted into a right to receive the Merger Consideration but shall be converted into the right to receive such consideration from the Company as may be determined to be due in respect of such dissenting Shares pursuant to Section 262 of the DGCL; provided, however, that if the holder of such dissenting Shares shall have failed to perfect or shall have waived, rescinded or otherwise lost (in each such instance, to the reasonable satisfaction of the Surviving Corporation) its status as a "dissenting shareholder" pursuant to Section 262 of the DGCL, then such holder of dissenting Shares shall forfeit the right to dissent from the Merger and such Shares shall thereupon be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration. The Company shall give Buyer prompt notice of any demands received by the Company for appraisal of Shares, and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such demands.

   Section 1.6 Stock Options. As of the Effective Time, each outstanding option to purchase shares of Company Common Stock ("Company Options") pursuant to stock options granted under the stock option plans of the Company, whether or not exercisable, shall be converted into an option to purchase the number of shares of IVI Common Stock that would equal $.30 divided by the Base Period Trading Price (the "Option Exchange Ratio") multiplied by the number of shares of Company Common Stock subject to such option at an exercise price per share equal to (i) the exercise price in effect under such option immediately prior to the Effective Time, divided by (ii) the Option Exchange Ratio, and otherwise on substantially the same terms and conditions, including the terms under which such option is exercisable, as in effect under such option immediately prior to the Effective Time.

                                   ARTICLE II

                           The Surviving Corporation

   Section 2.1 Certificate of Incorporation. The certificate of incorporation of the Company in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable Law.

   Section 2.2 Bylaws. The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

   Section 2.3 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                  ARTICLE III

                 Representations and Warranties of The Company

   The Company represents and warrants to Buyer that:

   Section 3.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all corporate powers and approvals required to carry on its business as now conducted.

   Section 3.2 Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers, and except for any required approval by the Company's stockholders in connection with the consummation of the Merger, this Agreement will have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company.

   Section 3.3 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger in accordance with the DGCL, and (ii) compliance with applicable requirements of the Securities Laws.

   Section 3.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company or (iii) constitute or result in a default under, or require any consent pursuant to, any material Contract of the Company, except where such default or the absence of such consent is not likely to result in a Material Adverse Effect to the Company .

   Section 3.5 Capitalization. The authorized capital stock of the Company consists of 20,000,000 authorized shares of Company Common Stock and 5,000,000 authorized shares of Company Preferred Stock. As of June 23, 1999, (a) 3,325,468 shares of Company Common Stock were issued and outstanding, (b) no shares of Company Common Stock were held in the treasury of the Company, (c) 800,000 shares of Company Common Stock were reserved for future issuance pursuant to employee stock options issued or issuable pursuant to the Company's 1988 Stock Plan, and (d) 300,000 shares of Company Common Stock were reserved for future issuance pursuant to director stock options issued or issuable pursuant to the Company's 1995 Director Stock Option Plan. As of June 23, 1999,
(a) no shares of Preferred Stock were issued and outstanding, and (b) no shares of Preferred Stock were held in the treasury of the Company. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section and for changes since June 23, 1999, resulting from the exercise of stock options outstanding on such date, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities.

   Section 3.6 SEC Filings. The Company has delivered to Buyer (i) its Annual Report on Form 10-K, as amended, for its fiscal year ended December 31, 1998 (the "Company 10-K"), (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since June 2, 1998, and (iii) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "SEC") since December 31, 1998. All reports filed by the Company with the SEC (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Law and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then at the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such report or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading.

   Section 3.7 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company's 10-K and in the Company's Quarterly Reports on Form 10-Q filed for quarterly periods of fiscal year 1998 (the "Company 10-Qs") fairly present, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of the Company as of the dates thereof and its consolidated statements of operations and of cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

   Section 3.8 Disclosure Documents. The information with respect to the Company and its Affiliates that the Company furnishes to the Buyer in writing specifically for use in each document required to be filed with the SEC in connection with the transactions contemplated by this Agreement (the "Disclosure Documents") will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Registration Statement, which includes the proxy statement of the Company (the "Company Proxy Statement") and the Prospectus of IVI Corp. (the "IVI Corp. Prospectus"), at the time the Company Proxy Statement or the IVI Corp. Prospectus or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time the stockholders of the Company vote on the adoption of this Agreement and at the Effective Time, and (ii) in the case of any Disclosure Document other than the Registration Statement, at the time of the filing thereof and at the time of any distribution thereof.

   Section 3.9 Finders' and Bankers' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or the Special Committee who might be entitled to any fee or commission from Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

   Section 3.10 Opinion of Financial Advisor. The Company has received the opinion of Southeastern Appraisal Resource Associates, Inc., dated July 20, 1999, to the effect that the Merger Consideration to be paid to the stockholders of the Company upon the consummation of the Merger is fair, from a financial point of view, to the Company.

                                   ARTICLE IV

                  Representations and Warranties of IVI Corp.

   IVI Corp. represents and warrants to the Company that:

   Section 4.1 Corporate Existence and Power. IVI Corp. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to consummate the transactions contemplated by this Agreement.

   Section 4.2 Corporate Authorization. The execution, delivery and performance by IVI Corp. of this Agreement and the consummation by IVI Corp. of the transactions contemplated hereby are within the corporate powers of IVI Corp., and upon approval and adoption of this Agreement by the Board of Directors of IVI Corp., will have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of IVI Corp.

   Section 4.3 Governmental Authorization. The execution, delivery and performance by IVI Corp. of this Agreement and the consummation by IVI Corp. of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger in accordance with the DGCL, and (ii) compliance with any applicable requirements of the Securities Laws.

   Section 4.4 Capitalization. The authorized capital stock of IVI Corp. consists of 99,000,000 authorized shares of IVI Common Stock and 1,000,000 authorized shares of preferred stock, $.01 par value ("IVI Preferred Stock"). As of July 1, 1999, (a) 12,498,000 shares of IVI Common Stock were issued and outstanding, (b) 5,616,000 exchangeable shares of IVI Checkmate Ltd., which are exchangeable by the holders for shares of IVI Common Stock on a share-for-share basis, were issued and outstanding, (c) 332,150 shares of IVI Common Stock were held in the treasury of IVI Corp., (d) 2,500,000 shares of IVI Common Stock were reserved for future issuance pursuant to stock options issued or issuable pursuant to IVI Corp.'s 1998 Long-Term Incentive Plan, and (e) 250,000 shares of IVI Common Stock were reserved for future issuance pursuant to stock options issued or issuable pursuant to IVI Corp.'s 1998 Directors Stock Option Plan. As of July 1, 1999, (a) one share of IVI Series B Preferred Stock was issued and outstanding, (b) 894,663 shares of IVI Series D Preferred Stock were issued and outstanding and (c) no shares of IVI Preferred Stock were held in the treasury of IVI Corp. All outstanding shares of IVI Common Stock and IVI Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section and on Schedule 4.4 and except for changes since July 1, 1999, resulting from the exercise of employee stock options outstanding on such date, there are outstanding (i) no shares of capital stock or other voting securities of IVI Corp. (ii) no securities of IVI Corp. convertible into or exchangeable for shares of capital stock or voting securities of IVI Corp., and (iii) no options or other rights to acquire from IVI Corp., and no obligation of IVI Corp. to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of IVI Corp. (the items in clauses (i), (ii) and (iii) being referred to collectively as the "IVI Corp. Securities"). Other than certain rights of the holders of IVI Corp.'s Series D Preferred Stock to have IVI Corp. repurchase such shares, there are no outstanding obligations of IVI Corp. or any IVI Corp. subsidiary to repurchase, redeem or otherwise acquire any IVI Corp. Securities.

   Section 4.5 Non-Contravention. The execution, delivery and performance by IVI Corp. of this Agreement and the consummation by IVI Corp. of the transactions contemplated hereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of IVI Corp., (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with any material provision of Law or Order binding upon or applicable to IVI Corp or (iii) constitute or result in a default under, or require any consent pursuant to, any material Contract of the Company, except where such default or the absence of such consent is not likely to result in a Material Adverse Effect to IVI Corp.

   Section 4.6 Disclosure Documents. The information with respect to IVI Corp. and its Affiliates that IVI Corp. furnishes to the Company in writing specifically for use in any Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Registration Statement, which includes the Company Proxy Statement and the IVI Corp. Prospectus, at the time the Company Proxy Statement and the IVI Corp. Prospectus or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time the stockholders vote on adoption of this Agreement and at the Effective Time, and (ii) in the case of any Disclosure Document other than the Registration Statement, at the time of the filing thereof and at the time of any distribution thereof.

   Section 4.7 Finders' and Bankers' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of IVI Corp. who might be entitled to any fee or commission from the Company if the transactions contemplated by this Agreement are not consummated.

   Section 4.8 SEC Filings. IVI Corp. has delivered to the Company (i) the Annual Report on Form 10-K for its fiscal year ended December 31, 1998 (the "IVI Corp. 10-K"), (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of IVI Corp. held since June 23, 1998, and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1998. All reports filed by IVI Corp. with the SEC (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Law and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such report or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

        Representations and Warranties of IVI Inc. and Merger Subsidiary

   Each of IVI Inc. and Merger Subsidiary represent and warrant to the Company that:

   Section 5.1 Corporate Existence and Power. Each of IVI Inc. and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia and the State of Delaware, respectively, and each has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to consummate the transactions contemplated by this Agreement. Since the date of its incorporation, Merger Subsidiary has not engaged in any material activities other than in connection with or as contemplated by this Agreement.

   Section 5.2 Corporate Authorization. The execution, delivery and performance by IVI Inc. and Merger Subsidiary of this Agreement and the consummation by IVI Inc. and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of IVI Inc. and Merger Subsidiary, and upon approval and adoption of this Agreement by the respective Board of Directors of each such corporation and by IVI Inc. as the sole stockholder of Merger Subsidiary, will have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of IVI Inc. and Merger Subsidiary.

   Section 5.3 Governmental Authorization. The execution, delivery and performance by IVI Inc. and Merger Subsidiary of this Agreement and the consummation by IVI Inc. and Merger Subsidiary of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger in accordance with the DGCL, and (ii) compliance with any applicable requirements of the Securities Laws.

   Section 5.4 Non-Contravention. The execution, delivery and performance by IVI Inc. and Merger Subsidiary of this Agreement and the consummation by IVI Inc. and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene or conflict with the articles or certificate of incorporation or bylaws of IVI Inc. or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.3, contravene or conflict with any material provision of Law or Order binding upon or applicable to IVI Inc. or Merger Subsidiary or (iii) constitute or result in a default under, or require any consent pursuant to, any material Contract of the Company, except where such default or the absence of such consent is not likely to result in a Material Adverse Effect to either IVI Inc. or Merger Subsidiary.

   Section 5.5 Disclosure Documents. The information with respect to IVI Inc. and its Affiliates that IVI Inc. furnishes to the Company or IVI Corp. in writing specifically for use in any Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Registration Statement, which includes the Company Proxy Statement and the IVI Corp. Prospectus, at the time the Company Proxy Statement and the IVI Corp. Prospectus or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time the stockholders vote on adoption of this Agreement and at the Effective Time, and (ii) in the case of any Disclosure Document other than the Registration Statement, at the time of the filing thereof and at the time of any distribution thereof.

   Section 5.6 Finders' and Bankers' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of either IVI Inc. or Merger Subsidiary who might be entitled to any fee or commission from the Company if the transactions contemplated by this Agreement are not consummated.

                                  ARTICLE VI

                           Covenants of the Company

   The Company agrees that:

   Section 6.1 Conduct of the Company. From the date hereof until the Effective Time, the Company shall conduct its business in the ordinary course consistent with past practice (except for acts in connection with the Merger) and shall use reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the consent of Buyer:

     (a) the Company will not adopt or propose any change in its certificate of incorporation or bylaws;

     (b) the Company will not acquire, whether by purchase of equity securities, merger or consolidation, any other Person or acquire a material amount of assets of any other Person except (i) pursuant to existing Contracts or commitments or (ii) in the ordinary course consistent with past practice;

     (c) the Company will not sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing Contracts or commitments or (ii) in the ordinary course consistent with past practice;

     (d) except as otherwise contemplated herein, the Company will not agree or commit to do any of the foregoing;

     (e) the Company will not authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except as required by outstanding options or stock appreciation rights under the stock option plans of the Company as in effect as of the date hereof, or amend any of the terms of any such securities, options or rights outstanding as of the date hereof, except as specifically contemplated by this Agreement;

     (f) the Company will not split, combine or reclassify shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities; and

     (g) the Company will not, except as may be required by Law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, or as required under existing agreements) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units).

   Section 6.2 Stockholder Meeting; Proxy Statement Material. The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement the transactions contemplated hereby, including the Merger. The directors of the Company, acting in part on the recommendation of the Special Committee, shall, subject to their fiduciary duties after consultation with counsel, recommend approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger, by the Company's stockholders. In connection with such meeting, but subject to the terms hereof, the Company (i) will promptly prepare and file with the SEC, will use reasonable efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement as set forth in Section 8.5 and all other proxy materials for such meeting, and will prepare and file the Schedule 13E-3 Transaction Statement required pursuant to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Schedule 13E-3"), (ii) will use reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (iii) will otherwise comply with all legal requirements applicable to such meeting.

   Section 6.3 Access to Information. From the date hereof until the Effective Time, the Company will give Buyer and its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company, will furnish to Buyer and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel, financial advisors and auditors to cooperate with Buyer in its investigation of the business of the Company; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Company to Buyer hereunder.

   Section 6.4 Other Potential Bidders. The Company shall, directly or indirectly, furnish information and access, in each case in response to unsolicited requests therefor received prior to or after the date of this Agreement, to the same extent permitted by Section 6.3 hereof, to any Person pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with any such Person concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any division of the Company (any such transaction being referred to herein as a "Competing Transaction"), if the Special Committee determines that such action is necessary in light of its fiduciary obligations to the Company's stockholders after consultation with counsel. In addition, the Company shall direct its officers and other appropriate personnel to cooperate with and be reasonably available to consult with any such Person. Except as set forth above, the Company shall not solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person (other than Buyer) concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any division of the Company.

   Section 6.5 Notices of Certain Events. The Company shall promptly notify Buyer of:

     (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

     (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VII

                               Covenants of Buyer

   Buyer agrees that:

   Section 7.1 Voting of Shares. In any vote of the Company's stockholders with respect to this Agreement and the transactions contemplated hereby, IVI Inc. shall, and IVI Corp. shall cause IVI Inc. to, vote or cause to be voted all of the Shares then outstanding and beneficially owned by IVI Inc. in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

   Section 7.2 Director and Officer Liability. For six years from and after the Effective Time, Buyer will or will cause the Surviving Corporation to indemnify and hold harmless the present and former officers and directors of the Company in respect of acts or omissions occurring at or prior to the Effective Time to the extent provided under the Company's certificate of incorporation and bylaws in effect on the date hereof; provided that such indemnification shall be available to the extent permitted by applicable Law. For such six years after the Effective Time, Buyer will or will cause the Surviving Corporation to provide officers' and directors' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, provided that if such coverage is not obtainable at a cost less than or equal to two times the amount per annum the Company paid in its last full fiscal year, Buyer shall or shall cause the Surviving Corporation to purchase such lesser amount of coverage, on terms as similar in coverage as practicable to such coverage in effect on the date hereof, as may be obtained having a per annum cost not to exceed two times the amount per annum the Company paid in its last full fiscal year, which amount has been disclosed to Buyer.

   Section 7.3 Notices of Certain Events. Buyer shall promptly notify the Company of:

     (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

     (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                       Covenants of Buyer and The Company

   The parties hereto agree that:

   Section 8.1 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement.

   Section 8.2 Certain Filings. The Company and Buyer shall cooperate with one another (a) in connection with the preparation of the Disclosure Documents as set forth in Sections 6.2 and 8.5, (b) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Disclosure Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

   Section 8.3 Public Announcements. Buyer and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

   Section 8.4 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or

Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things they may deem desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

   Section 8.5 Registration Statement; Company Proxy Statement.

   (a) As soon as possible after the execution of this Agreement, the Company and IVI Corp. shall prepare and file with the SEC the Registration Statement, including therein the Company Proxy Statement and IVI Corp. Prospectus to be sent to the stockholders of the Company, in connection with the registration under the Securities Laws of the shares of IVI Common Stock to be issued to the holders of Company Common Stock pursuant to the Merger. The Company and IVI Corp. each shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, IVI Corp. shall take all or any action required under any applicable Securities Laws in connection with the issuance of shares of IVI Common Stock pursuant to the Merger. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Company Proxy Statement and IVI Corp. Prospectus to its stockholders. The Company Proxy Statement and IVI Corp. Prospectus shall include the recommendation of the Board of Directors of the Company and the recommendation of each of the Board of Directors of IVI Inc. and IVI Corp. in favor of the Merger.

   No amendment to the Registration Statement or supplement to the Company Proxy Statement or IVI Corp. Prospectus shall be made by IVI Corp. or the Company without the approval of the other party, which shall not be unreasonably withheld. The Company or IVI Corp. each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the IVI Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or the Company Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

   (b) The Company, IVI Inc., IVI Corp. and Merger Subsidiary each hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates, and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable Securities Laws), in the Registration Statement and the Company Proxy Statement, (ii) agrees to use all reasonable efforts to obtain the written consent of any person or entity retained by it which may be required to be named (as an expert or otherwise) in the Registration Statement or the Company Proxy Statement, and (iii) agrees to cooperate fully, and agrees to use all reasonable efforts to cause its subsidiaries and affiliates to cooperate fully, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) above in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable Securities Laws in the Registration Statement or the Company Proxy Statement.

                                   ARTICLE IX

                            Conditions to The Merger

   Section 9.1 Conditions to the Obligations of Each Party. The obligations of the Company, Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, by each of the parties intended to benefit therefrom, to the extent permitted by applicable Law:

     (a) this Agreement and the transactions contemplated hereby, including the Merger, shall have been approved and adopted by the Board of Directors of the Company;

     (b) this Agreement and the transactions contemplated hereby, including the Merger, shall have been approved and adopted by a majority of all shares of the Company Common Stock entitled to vote thereon, in accordance with Section 251 of the DGCL;

     (c) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

     (d) all actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Merger shall have been obtained, other than the filing of the requisite certificate of merger with the Secretary of State of the State of Delaware;

     (e) the Registration Statement shall be effective under the Securities Act of 1933, as amended, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be existing, and all necessary clearances under the Securities Laws relating to the issuance or trading of the shares of IVI Common Stock issuable pursuant to the Merger shall have been received; and

     (f) there shall be no action, suit, investigation or proceeding pending against, or to the knowledge of the Company or Buyer, threatened against or affecting, the Company, Buyer or any of their respective officers or directors, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

   Section 9.2 Additional Conditions to the Obligations of Buyer and Merger Subsidiary. The obligations of Buyer and Merger Subsidiary to consummate the Merger are also subject to the satisfaction at or prior to the Effective Time of the following further conditions, any or all of which may be waived, in whole or in part, by each of the parties intended to benefit therefrom, to the extent permitted by applicable Law:

     (a) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement and in any certificate delivered by the Company pursuant hereto shall be true and correct in all respects, except where the breach or inaccuracy thereof would not, individually or in the aggregate, have a Material Adverse Effect, at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and Buyer shall have received a certificate signed by the principal financial officer of the Company to the foregoing effect;

     (b) no Material Adverse Effect shall have occurred;

     (c) Buyer shall have received or be satisfied that it will receive all consents and approvals contemplated by Section 3.3 and any other consents of third parties necessary in connection with the consummation of the Merger if the failure to obtain any such consent would have a Material Adverse Effect; and

     (d) Buyer shall have received all documents it may reasonably request relating to the existence of the Company and the authority of the Company to enter into this Agreement, all in form and substance reasonably satisfactory to Buyer.

   Section 9.3 Additional Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are also subject to the satisfaction at or prior to the Effective Time of the following further conditions, any or all of which may be waived, in whole or in part, by the Company to the extent permitted by applicable Law:

     (a) Buyer and Merger Subsidiary shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time, the representations and warranties of Buyer contained in this Agreement and in any certificate delivered by Buyer or Merger Subsidiary pursuant hereto shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and the Company shall have received a certificate signed by the President or any Vice President of each of Buyer and Merger Subsidiary to the foregoing effect;

     (b) the Company shall have received all documents it may reasonably request relating to the existence of Buyer or Merger Subsidiary and the authority of Buyer or Merger Subsidiary to enter into this Agreement, all in form and substance reasonably satisfactory to the Company;

     (c) Southeastern Appraisal Resource Associates, Inc. shall have reaffirmed in writing the fairness opinion described in Section 3.10, as if such opinion was issued at the Effective Time; and

     (d) this Agreement and the Merger shall have been approved and adopted by the Board of Directors of each of IVI Corp., IVI Inc. and Merger Subsidiary and by IVI Inc. as the sole stockholder of Merger Subsidiary.

                                   ARTICLE X

                                  Termination

   Section 10.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

     (a) by mutual written consent of the Company and Buyer;

     (b) by either the Company or Buyer, if the Merger has not been consummated by September 30, 1999;

     (c) by either the Company or Buyer, if there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or if any Order enjoining Buyer or the Company from consummating the Merger is entered and such Order shall become final and nonappealable;

     (d) by either the Company or Buyer if this Agreement and the Merger shall fail to be approved and adopted by the stockholders of the Company at the Company Stockholder Meeting called for such purpose, as set forth in
  Section 9.1(b) above;

     (e) by either the Company (such determination to be made on behalf of the Company by the Special Committee in its sole discretion) or Buyer, if, consistent with the terms of this Agreement, the Board of Directors of the Company or the Special Committee withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Buyer or Merger Subsidiary or shall have resolved to do any of the foregoing or the Board of Directors of the Company or the Special Committee shall have recommended to the stockholders of the Company any Competing Transaction or resolved to do so.

   Section 10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Section 11.5 shall survive the termination hereof; provided, however, that, except as specifically provided herein, nothing herein shall relieve any party hereto of liability for any breach of this Agreement.

                                   ARTICLE XI

                                 Miscellaneous

   Section 11.1 Definitions. As used herein, the following terms have the following respective meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

   "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person.

   "Agreement" means this Agreement and Plan of Merger, as the same may be supplemented, modified or amended from time to time.

   "Contract" means any written agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, assets or business.

   "Expenses" means all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants (which shall not include fees and expenses of officers or directors of Buyer and/or Affiliates thereof) and commitment fees and other financing fees and expenses) incurred by Buyer, Merger Subsidiary or the Company or on behalf of any such party in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Company Proxy Statement and IVI Corp. Prospectus and the
Schedule 13E-3, the solicitation of the stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

   "GAAP" means United States generally accepted accounting principles consistently applied.

   "Governmental Authority" means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, board or body, and any court, arbitrator, mediator or tribunal.

   "Law" means any code, law, ordinance, regulation, rule or statute of any Governmental Authority.

   "Material Adverse Effect" means any matter that would reasonably be expected to affect materially and adversely the business, condition (financial or otherwise) or results of operations of the Company considered as a whole.

   "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or other Governmental Authority.

   "Person" means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

   "Registration Statement" means the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by IVI Corp. under the Securities Act of 1993, as amended, with respect to the shares of IVI Corp. to be issued to the stockholders of the Company in connection with the transactions contemplated by the Agreement.

   "Securities Laws" means the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and all applicable state securities or "blue sky" laws and regulations.

   "Surviving Corporation" means the Company as the surviving corporation resulting from the Merger.

   The following terms are defined in the following Sections of this Agreement:

     Term                          Section
     ----                          -------
     "Base Period Trading Price"   1.3(a)
     "Buyer"                       Opening Paragraph
     "Company"                     Opening Paragraph
     "Company Common Stock"        Recital A
     "Company Options"             1.6
     "Company Preferred Stock"     Recital A
     "Company Proxy Statement"     3.8
     "Company Securities"          3.5
     "Company Stockholder Meeting" 6.2
     "Company 10-K"                3.6
     "Company 10-Qs"               3.7
     "Competing Transaction"       6.4
     "DGCL"                        Recital E
     "Disclosure Documents"        3.8
     "Effective Time"              1.2(b)
     "Exchange Agent"              1.4(a)
     "Exchange Fund"               1.4(a)
     "GBCC"                        Recital E
     "IVI Common Stock"            1.3(a)
     "IVI Corp."                   Opening Paragraph
     "IVI Corp. Prospectus"        3.8
     "IVI Corp. Securities"        4.4
     "IVI Corp. 10-K"              4.8
     "IVI Inc."                    Opening Paragraph
     "IVI Preferred Stock"         4.4
     "Merger"                      Recital E
     "Merger Consideration"        1.3(a)
     "Merger Subsidiary"           Opening Paragraph
     "New Certificates"            1.4(a)
     "Non-Public Shares"           1.3(a)
     "Old Certificates"            1.4(a)
     "Option Exchange Ratio"       1.6
     "Public Stockholders"         Recital C
     "Schedule 13E-3"              6.2
     "SEC"                         3.6
     "Share"                       1.3(a)
     "Shares"                      1.3(a)
     "Special Committee"           Recital C

   Section 11.2 Notices. Unless otherwise specifically provided herein, any notice, demand, request or other communication herein requested or permitted to be given shall be in writing and may be personally served, sent by overnight courier service, or sent by telecopy with a confirming copy sent by United States first-class mail, each with any postage or delivery charge prepaid. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as follows:

   If to the Company:       National Transaction Network, Inc.
                            117 Flanders Road
                            Westborough, MA 01581
                            Attn: Christopher F. Schellhorn
                            Telephone: (508) 870-3200
                            Telecopy: (508) 870-3201

   With a copy (which shall Nelson Mullins Riley & Scarborough, L.L.P. not constitute notice) to:
                            First Union Plaza
                            999 Peachtree Street
                            Atlanta, GA 30309
                            Attn: Robert D. Pannell
                            Telephone: (404) 812-6177
                            Telecopy: (404) 817-6050

   If to Buyer or Merger    IVI Checkmate Corp.
   Subsidiary:              1003 Mansell Road
                            Roswell, Georgia 30076
                            Attn: John J. Neubert
                            Telephone: (770) 594-6010
                            Telecopy: (770) 594-6041

   With a copy (which shall Alston & Bird LLP not constitute notice) to:
                            One Atlantic Center
                            1201 West Peachtree Street
                            Atlanta, Georgia 30309
                            Attn: M. Hill Jeffries, Esq.
                            Telephone: 404-881-7823
                            Telecopy: 404-881-7777

   Any notice provided hereunder shall be deemed to have been given on the date delivered in person, or on the next business day after deposit with an overnight courier service, or on the date received by telecopy transmission.

   Section 11.3 No Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

   Section 11.4 Amendments; No Waivers.

   (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that any such amendment and any such waiver by the Company shall have been approved by the Board of Directors of the Company, acting on the recommendation of the Special Committee; and provided, further, that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company or (ii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

   (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

   Section 11.5 Fees and Expenses. Except as otherwise provided in this Section, all Expenses incurred in connection with this Agreement shall be paid by the party incurring such Expense, including the cost of any fairness opinion, which shall be borne by the Company; provided that, if the Merger is not consummated, all printing expenses and filing fees associated with the preparation and distribution of the Registration Statement and the Company Proxy Statement and IVI Corp. Prospectus shall be paid by Buyer.

   Section 11.6 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Buyer of its obligations under this Agreement or prejudice the rights of stockholders to receive the Merger Consideration for Shares properly surrendered in accordance with Section 1.4. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

   Section 11.7 Governing Law. Regardless of the place or places where this Agreement may be executed, delivered or consummated, this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

   Section 11.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

   Section 11.9 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

   Section 11.10 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

   Section 11.11 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                       [Signatures on the Following Page]

   In Witness Whereof, each of the parties has caused this Agreement to be executed on its behalf as of the day and year first above written.

                                          National Transaction Network, Inc.

Attest:
                                                   /s/ Gregory A. Lewis
                                          By: _________________________________
/s/ L. Barry Thomson
_____________________________________
L. Barry Thomson, Secretary
                                                     Gregory A. Lewis
                                          Name: _______________________________
                                               President and Chief Executive
                                                          Officer
                                          Title: ______________________________

                                          IVI Checkmate Corp.
Attest:
                                                   /s/ L. Barry Thomson
                                          By: _________________________________
/s/ John J. Neubert
_____________________________________
John J. Neubert, Secretary
                                                     L. Barry Thomson
                                          Name: _______________________________
                                               President and Chief Executive
                                                          Officer
                                          Title: ______________________________

                                          IVI Checkmate Corp.
Attest:
                                                    /s/ John J. Neubert
                                          By: _________________________________
/s/ Margaret Burkett
_____________________________________
Margaret Burkett, Secretary
                                                      John J. Neubert
                                          Name: _______________________________
                                               Executive Vice President and
                                          Title: ______________________________

                                                  Chief Financial Officer
                                          _____________________________________

                                          NTN Merger Corp.
Attest:
                                                   /s/ L. Barry Thomson
                                          By: _________________________________
/s/ John J. Neubert
_____________________________________
John J. Neubert, Secretary
                                                     L. Barry Thomson
                                          Name: _______________________________
                                                         President
                                          Title: ______________________________